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                                  EXHIBIT 5.1
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                               December 18, 1996


Board of Directors
VSI Enterprises, Inc.
5801 Goshen Springs Road
Norcross, Georgia 30071


RE:      VSI Enterprises, Inc.
         Registration Statement on Form S-8
         400,000 Shares of $0.00025 par value Common Stock
         1991 Stock Option Plan

Gentlemen:

         We have acted as counsel for VSI Enterprises, Inc. (the "Company") in connection with the registration of 400,000 shares of its $0.00025 par value Common Stock (the "Shares") reserved to the Company's 1991 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Department of State of the State of Delaware;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Department of State of the State of Delaware; and

         (5)     The Registration Statement, including all exhibits thereto.
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Board of Directors
December 18, 1996
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         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

         (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP



                                        /s/ Robert T. Molinet
                                        ----------------------------------------
                                        Robert T. Molinet

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